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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                          American Finance Group, Inc.
             (Exact name of registrant as specified in its charter)

                  Delaware                                     94-3226128
           (State of incorporation                          (I.R.S. employer
              or organization)                             identification no.)

                                24 School Street
                             Boston, Massachusetts
                    (Address of principal executive offices)

                                     02108
                                   (Zip Code)

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  If this form relates to the              If this form relates to the
  registration of a class of               registration of a class of
  securities pursuant to Section           securities pursuant to Section
  12(b) of the Exchange Act and is         12(g) of the Exchange Act and is
  effective pursuant to General            effective pursuant to General
  Instruction A.(c), please check          Instruction A.(d), please check
  the following box. [_]                   the following box. [X]

 Securities Act registration statement file number to which this form relates:
                                   333-52091

       Securities to be registered pursuant to Section 12(b) of the Act:
                                      None

       Securities to be registered pursuant to Section 12(g) of the Act:
                    Common Stock, par value $0.01 per share

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Item 1. Description of Registrant's Securities to Be Registered.

  Incorporated by reference to the information set forth under the heading "Description of Capital Stock" in the preliminary prospectus contained in the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 7, 1998 (the "S-1 Registration Statement").

Item 2. Exhibits.

  The following exhibits are filed as part of this registration statement:

     1.*   Amended and Restated Certificate of Incorporation of the Registrant
     2.**  Bylaws of the Registrant
     3.*** Form of Amended and Restated Bylaws of the Registrant to be
           effective upon completion of the offering under the S-1 Registration
           Statement
     4.+   Specimen Common Stock Certificate
     5.++  Form of Intercompany Relationship Agreement, dated as of      ,
           1998, by and between the Registrant and PLM International, Inc.

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*   Incorporated by reference to Exhibit 3.3 to the S-1 Registration
    Statement.
**  Incorporated by reference to Exhibit 3.2 to the S-1 Registration
    Statement.
*** Incorporated by reference to Exhibit 3.4 to the S-1 Registration
    Statement.
+   Incorporated by reference to Exhibit 4.1 to the S-1 Registration
    Statement.
++  Incorporated by reference to Exhibit 10.14 to the S-1 Registration
    Statement.

                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          American Finance Group, Inc.

                                          By  /s/ Gary M. Abrams
                                            -----------------------------------
                                          Name: Gary M. Abrams
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and
                                                 Treasurer

Date: October 15, 1998

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